EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement (No.333-94085) of International Speedway Corporation on Form S-4 of our report on the consolidated financial statements of Penske Motorsports, Inc., dated February 1, 1999, appearing in the Annual Report on Form 10-K of Penske Motorsports, Inc., for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Detroit, Michigan
January 17, 2000